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Exhibit 5.2

[Letterhead of Allens Arthur Robinson]

                      20 May 2003

To:	Westpac Banking Corporation and Counsel and Head of Legal Group Treasury Westpac Banking Corporation

Dear Sirs

        Westpac Banking Corporation—US$350,000,000 4.625% Subordinated Notes due 2018

        We have acted as Australian legal adviser to Westpac Banking Corporation (Westpac) in connection with its issue of US$350,000,000 4.625% of subordinated notes due 2018 (the Offered Securities) under the Subordinated Indenture and the Supplemental Indenture (each defined below).

        Definitions in the Documents apply in this opinion unless the context requires otherwise or the relevant term is defined in this opinion. Document means a document listed in paragraph 1(c) or (d) below, Prospectus means the Base Prospectus or the Prospectus Supplement and Relevant Jurisdiction means the Commonwealth of Australia or New South Wales.

        No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.
Documents

        We have examined the following documents:

  (a)
  a copy of the registration statement on Form F-3 (the Registration Statement) filed by Westpac with the United States Securities and Exchange Commission for the purposes of registering the Offered Securities under the United States Securities Act of 1933 (the 1933 Act);

  (b)
  copies of the Base Prospectus dated 8 July 1999 (the Base Prospectus) and the Prospectus Supplement dated 16 May 2003 (the Prospectus Supplement) that have been provided to us by Westpac electronically;

  (c)
  a copy of an executed counterpart of the Amended and Restated Subordinated Indenture dated 15 May 2003 (the Subordinated Indenture) between Westpac and JP Morgan Chase Bank formerly The Chase Manhattan Bank (the Trustee);

  (d)
  a copy of draft form of Supplemental Indenture No. 1 (the Supplemental Indenture) between Westpac and the Trustee; and

  (e)
  (i)    a facsimile copy of the Approval re Global Funding of David R. Morgan, Managing Director and Chief Executive Officer—Westpac, dated 28 October 1999 together with Exhibit 1 (copy of a resolution re Delegated Authorities: Global Funding of the board of directors of Westpac passed on 20 January 1997) and Exhibit 2 (copy of Global Funding—Delegated Authorities Matrix) to that Approval; and

  (ii)
  a copy of the Approval of P Chronican, Chief Financial Officer—Westpac, dated 16 May 2003 provided to us by Westpac electronically.

2.
Assumptions and Qualifications

        For the purposes of giving this opinion we have assumed the following.

  (a)
  The authenticity of all seals and signatures and of any duty stamp or marking.

  (b)
  The completeness, and the conformity to original instruments, of all copies submitted to us, and that any document (other than a Document) or authorisation submitted to us continues in full force and effect.

  (c)
  The Documents are within the capacity and powers of, and have been validly authorised, executed and delivered by and are binding on, the parties to them other than Westpac.

  (d)
  Each Document, upon execution on behalf of each party to it other than Westpac, will constitute legal, valid and binding obligations of that party.

  (e)
  That:

  (i)
  the board meeting for the resolution referred to in paragraph 1(e)(i) was properly convened;

  (ii)
  all directors who attended and voted were entitled to do so;

  (iii)
  the resolution referred to above were properly passed; and

  (iv)
  the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to attend and to vote were duly observed.

  (f)
  Each party to a Document enters each Document and carries out the transactions contemplated in the Documents for its benefit and for the purposes of its business.

  (g)
  No entity has engaged or will engage in misleading or unconscionable conduct or is or will be involved in or a party to any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the Documents or any relevant transaction or associated activity in breach of law, void or voidable.

  (h)
  Insofar as any obligation under any Document is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or unenforceable under the law of that jurisdiction.

  (i)
  Where a document has been submitted to us in draft form, it will be executed in the form of that draft.

  (j)
  We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion. Without limiting the previous sentence, there is a doubt as to the enforceability in the Relevant Jurisdictions, in original actions or in actions for enforcement of judgments of United States courts, of certain civil liabilities predicated upon the civil liability provisions of the federal securities laws of the United States.

  (k)
  Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Relevant Jurisdictions enforce. It does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular:

  (i)
  equitable remedies, such as injunction and specific performance, are discretionary; and

  (ii)
  the enforceability of an obligation or document may be affected by statutes of limitation, by estoppel, waiver and similar principles, by the doctrine of frustration, by laws concerning insolvency, bankruptcy, liquidation, administration or reorganisation, or by other laws generally affecting creditors' or counterparties' rights or duties.

  (l)
  We have relied on a search of public records of the Australian Securities and Investments Commission on 20 May 2003. We note that records disclosed by such search may not be complete or up to date.

  (m)
  We have relied on the assumptions specified in section 129 of the Corporations Act 2001 (Cth) and note that you may do so unless you knew or suspected that the assumption was incorrect.

3.
Opinion

        Based on the assumptions and subject to the qualifications set out below, we are of the following opinion.

  (a)
  Westpac is incorporated under the laws of Australia and registered in New South Wales. The term "validly existing" has no special meaning under the laws of New South Wales. However, Westpac exists in a form that will be recognised as that of an incorporated body by the courts of New South Wales.

  (b)
  Westpac has the corporate power to enter into and perform its obligations under each Document to which it is a party and to carry on its business and may be regarded as having taken all necessary corporate action to authorise the execution, delivery and performance of the Documents.

  (c)
  The statement set forth in the Base Prospectus under the heading "Taxation—Australian Taxation", as updated by the Prospectus Supplement, to the extent that such statements relate to matters of law of a Relevant Jurisdiction or legal conclusion, constitute our opinion.

  (d)
  The Offered Securities may be taken as having been duly authorised by Westpac and, when they have been duly executed and delivered by Westpac, authenticated by the Trustee and sold as contemplated by the Prospectus Supplement and the Indenture, will be validly issued and, in so far as they are governed by Australian law, will constitute valid and binding obligations of Westpac.

4.
Reliance

  We consent to the filing of this opinion with the Securities and Exchange Commission in the United States (the Commission) as an exhibit to a report of Westpac on Form 6-K filed on 20 May 2003 and its incorporation by reference into the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus relating to the Offered Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

  This opinion may be relied upon by Westpac, Counsel and Head of Legal, Group Treasury of Westpac, Debevoise & Plimpton, the Commission and holders of the Offered Securities in connection with the filing of the Form 6-K with the Commission. This opinion is not otherwise to be relied on by any other person or for any other purpose nor is it to be quoted or referred to in any public document or filed with any government agency or other person without our consent.

Yours faithfully

/s/ Allens Arthur Robinson

ALLENS ARTHUR ROBINSON

David Clifford
Partner
David.Clifford@aar.com.au
Tel (02) 9230 4975

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